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                                                                    EXHIBIT 99.5
                   WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                FOR THE YEARS ENDED JUNE 30, 1995, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
PRIMARY EARNINGS (LOSS) PER SHARE
Weighted average common shares outstanding..............................     5,806,661     6,783,837    10,505,245
Assumed exercise of certain stock options and other common stock
  equivalents...........................................................     1,539,613     1,413,959       152,675
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
                                                                             7,346,274     8,197,796    10,657,920
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Income (loss) from continuing operations................................  $     (2,957) $      2,085  $      4,790
Loss from discontinued operations, net..................................  $     (1,554) $     (1,755) $    --
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Net Income (Loss).......................................................  $     (4,511) $        330  $      4,790
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Income (loss) per share from continuing operations......................  $      (0.40) $       0.25  $       0.45
Loss per share from discontinued operations, net........................  $      (0.21) $      (0.21) $    --
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Net income (loss) per share.............................................  $      (0.61) $       0.04  $       0.45
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
FULLY DILUTED EARNINGS (LOSS) PER SHARE
Weighted average common shares outstanding..............................     5,806,661     6,783,837    10,505,245
Assumed exercise of certain stock options and other common stock
  equivalents...........................................................     1,539,613     1,413,959       152,281
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
                                                                             7,346,274     8,197,796    10,657,526
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Income (loss) from continuing operations................................  $     (2,957) $      2,085  $      4,790
Loss from discontinued operations, net..................................  $     (1,554) $     (1,755) $    --
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Net Income (Loss).......................................................  $     (4,511) $        330  $      4,790
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Income (loss) per share from continuing operations......................  $      (0.40) $       0.25  $       0.45
Loss per share from discontinued operations, net........................  $      (0.21) $      (0.21) $    --
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Net earnings (loss) per share...........................................  $      (0.61) $       0.04  $       0.45
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
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